Exhibit 99.1

Contact:

Shelley Boxer, V.P. Finance

MSC Industrial Direct Co., Inc.

(516) 812-1216

Investor Relations: Eric Boyriven/Jim Olecki
Press: Scot Hoffman

Financial Dynamics

(212) 850-5600

MSC INDUSTRIAL DIRECT CO., INC. ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE J & L INDUSTRIAL SUPPLY

 - Increases Fiscal 2006 Second Quarter Guidance -

Melville, NY, March 16, 2006 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC or the Company” one of the premier distributors of MRO supplies to industrial customers throughout the United States, announced today that it has signed a definitive agreement to acquire J & L America, Inc. DBA as J & L Industrial Supply (J & L), a subsidiary of Kennametal Inc. (NYSE:KMT) (Kennametal), for $349.5 million.  The acquisition is expected to close during the second calendar quarter of 2006, subject to customary closing conditions, and will be financed using available cash and borrowings under an anticipated new credit facility.

Headquartered in Southfield, Michigan with operations in the U.S. and the United Kingdom, J & L is a leading national specialty metalcutting and finishing distributor with fiscal year 2005 sales of $257.5 million (unaudited, as reported by Kennametal).  J & L provides its base of over 74,000 customers with an industry-leading offering of the top brands in metalworking.  MSC/J & L will be the exclusive national level distributor in the United States of the Kennametal and Hertel lines of carbide cutting tools, pursuant to a 5 year renewable distribution agreement.  J & L services its customers through its 2,100-page catalog, its e-commerce portal and a sales force of approximately 140 associates.  J & L’s senior management team will remain with the business following the acquisition, with Michael P. Wessner continuing in his current position as President of J & L Industrial Supply.

The acquisition is expected to be highly synergistic, creating significant cross-selling opportunities across the customer bases of both companies and generating cost reduction opportunities.  In addition, the transaction will provide MSC with increased purchasing power in all areas of its business.

The acquisition is not expected to have a material impact on MSC’s fiscal 2006 results, and is expected to be neutral to the Company’s earnings per share through most of fiscal 2007, becoming accretive towards the end of fiscal 2007.  The acquisition is expected to be highly accretive to MSC’s results in fiscal 2008 and beyond as synergies are realized.

Commenting on the acquisition, David Sandler, President and Chief Executive Officer of MSC, stated, “This is an excellent strategic acquisition for MSC.  We’ve always said that we’re not averse to the right acquisition, but that it had to be additive to our business so that the company performed better over the long term than it would have performed had we not made the acquisition.  We firmly believe that this opportunity meets that significant hurdle rate.  There are several major strategic reasons that drive this acquisition.  J & L has a culture and business model that is similar to ours,

MSC INDUSTRIAL DIRECT CO., INC. ANNOUNCES DEFINITIVE AGREEMENT TO

ACQUIRE J & L INDUSTRIAL SUPPLY

and a highly successfully management team with considerable experience and success in the direct mail business.  J & L’s base of over 74,000 metalworking customers provides a significant revenue growth opportunity for MSC to sell our large selection of MRO supplies to them.  We’ve been very successful in the past at using our metalworking expertise to penetrate our customers MRO spend.  We expect to replicate this with the J & L customer base.  J & L’s technical expertise and value added solutions in metalworking will benefit MSC’s customers.  Combining the two companies increases our value basket and will allow us to leverage the best attributes of both companies across the combined customer base.”

Mr. Sandler continued, “MSC will also gain access to Kennametal brand carbide cutting tools.  We expect to generate sales growth from the Kennametal line as we will sell it across the entire country, whereas J & L sales are concentrated in the central U.S.  An important strategic advantage will be the increased buying power of the combined business.  This represents a significant margin opportunity for MSC.  Lastly, the transaction expands our sales footprint, enhancing our presence in the Central U.S. and adding for the first time, a presence in Europe.”

Chuck Boehlke, Executive Vice President and CFO noted, “Although there are significant sales growth opportunities arising from this acquisition, we have based our accretion analysis solely upon anticipated improvements in gross margin and operating expenses.  Sales synergies provide additional upside but we have not counted on them in our model.  Our margin and operating expense synergies are expected to grow to approximately $20 million annually by fiscal 2009.  We will also be receiving substantial cash flow from a tax benefit known as a section 338(H)10 election.  Taking our anticipated $20 million of savings by year three into account produces a purchase multiple of less than seven times trailing EBITDA. (Note 1)  The multiple is further reduced when the tax benefit is also factored in.”

In addition, the Company noted that, based on current market conditions, it is increasing its financial guidance for the fiscal 2006 second quarter.  The Company now expects net sales for the fiscal 2006 second quarter of between $305 million and $306 million, and diluted earnings per share of between $0.48 and $0.49, which includes a charge of $0.01 per diluted share for the costs related to the departure of an executive and approximately $0.02 per diluted share related to the expensing of stock options.

The management of MSC will host a conference call today at 11:00 a.m. Eastern Time today, March 16, 2006 to review the transaction.  The call may be accessed via the Internet at: http://www.mscdirect.com.

MSC Industrial Direct (NYSE: MSM) is one of the premier distributors of MRO supplies to industrial customers throughout the United States.  MSC distributes more than 500,000 industrial products from approximately 2,100 suppliers to approximately 342,000 customers.  In-stock availability is approximately 99% and standard ground delivery is next day to 80% of the industrial United States.  MSC reaches its customers through a combination of more than 28 million direct-mail catalogs, approximately 91 branch sales offices, approximately 500 sales people, the Internet and associations with some of the world’s most prominent B2B e-commerce portals.

Note (1) — EBITDA is defined as Income Before Interest, Taxes, Depreciation & Amortization.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  Statements in this Press Release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material.  Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, the Company’s ability to timely and efficiently integrate the J & L business and realize the anticipated synergies from the transaction, changing customer and product mixes, changing market conditions, industry consolidations, competition, general economic conditions in the markets in which the Company operates, recent changes in accounting for equity related compensation, rising commodity and energy prices, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on the Company’s information systems and on key personnel, and various other risk factors listed from time to time in the Company’s SEC reports.

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